UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 15, 2017
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5301 Legacy Drive, Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 673-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.
Issuance of Senior Notes
On June 15, 2017, Dr Pepper Snapple Group, Inc. ("DPS") issued $400 million of senior unsecured notes consisting of $100 million aggregate principal amount of 3.430% Senior Notes due 2027 (the "2027 Notes") and $300 million aggregate principal amount of 4.500% Senior Notes due 2045 (the "2045 Notes" and, together with the 2027 Notes, the "Notes") pursuant to an Indenture, dated as of December 15, 2009, between DPS and Wells Fargo Bank, N.A., as trustee (the "Base Indenture"), as supplemented by the Ninth Supplemental Indenture thereto, dated as of June 15, 2017, among DPS, the guarantors party thereto (the "Guarantors"), and Wells Fargo Bank, N.A., as trustee (the "Ninth Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). Interest on the Notes will be payable, in the case of the 2027 Notes, on June 15 and December 15 of each year, beginning on December 15, 2017, and in the case of the 2045 Notes, on May 15 and November 15 of each year, beginning on November 15, 2017. The 2027 Notes will mature on June 15, 2027 and the 2045 Notes will mature on November 15, 2045. The Notes will not be entitled to any sinking fund. The Notes were issued in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. Net offering proceeds, after deducting discounts and estimated offering expenses, were approximately $413 million. DPS intends to use the net proceeds from the offering, combined with proceeds from the sale of commercial paper, to fund the purchase of its outstanding 7.450% Notes due 2038 (the "2038 Notes") and 6.820% Notes due 2018 (the "2018 Notes") validly tendered and not validly withdrawn and accepted for purchase in accordance with its previously announced cash tender offers (the "Tender Offers"), including related premiums, accrued interest and associated fees and expenses. Any net proceeds not used to purchase the 2018 Notes and the 2038 Notes validly tendered and not validly withdrawn and accepted for purchase in accordance with the Tender Offers will be used for general corporate purposes, which may include repayment of outstanding commercial paper, share repurchases, capital expenditures, working capital, future acquisitions and investments. In addition, we intend to redeem any of the 2018 Notes that remain outstanding after the completion of the Tender Offers, including related premiums, accrued interest and associated fees and expenses, through the use of any remaining net proceeds and additional proceeds from the sale of commercial paper. Pending application of the net proceeds, we intend to invest such proceeds in short-term investments.
The 2027 Notes will have substantially identical terms, other than with respect to transfer restrictions and registration rights, as our 3.430% Senior Notes due 2027 (the "Existing 2027 Notes") of which $400 million aggregate principal amount are outstanding but will be treated as a separate class of debt securities and will not be fungible with the Existing 2027 Notes unless and until such time as they are exchanged for additional Existing 2027 Notes pursuant to the terms of the Registration Rights Agreement described below. The 2045 Notes will have substantially identical terms, other than with respect to transfer restrictions and registration rights, as our 4.500% Senior Notes due 2045 (the "Existing 2045 Notes" and, together with the Existing 2027 Notes, the “Existing Notes”) of which $250 million aggregate principal amount are outstanding but will be treated as a separate class of debt securities and will not be fungible with the Existing 2045 Notes unless and until such time as they are exchanged for additional Existing 2045 Notes pursuant to the terms of the Registration Rights Agreement.
The Notes are unsecured and unsubordinated obligations of DPS, rank equally with DPS' existing and future unsecured and unsubordinated indebtedness, including any borrowings under our senior credit facility, and are senior to all of our future subordinated debt. The Notes are jointly and severally guaranteed on an unsecured and unsubordinated basis by all of our domestic subsidiaries (except one immaterial subsidiary associated with charitable purposes).
DPS may redeem the 2027 Notes, in whole or in part, at any time prior to March 15, 2027 (three months prior to the maturity date of the 2027 Notes) and the 2045 Notes, in whole or in part, at any time prior to May 15, 2045 (six months prior to the maturity date of the 2045 Notes), in each case, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; and

•
the sum of the present value of the Remaining Scheduled Payments (as defined in the Indenture) of the Notes being redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined in the Indenture) plus 20 basis points in the case of the 2027 Notes and 25 basis points in the case of the 2045 Notes;

plus, in each case, accrued and unpaid interest to the date of redemption.
In addition, at any time on or after March 15, 2027 (three months prior to the maturity date of the 2027 Notes) and on or after May 15, 2045 (six months prior to the maturity date of the 2045 Notes), we may redeem the 2027 Notes and the 2045 Notes, respectively, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the 2027 Notes and the 2045 Notes, as applicable, being redeemed plus accrued and unpaid interest to the redemption date.

If a change of control triggering event (as defined in the Indenture) occurs, subject to certain exceptions, DPS must give holders of the Notes the opportunity to sell to DPS their Notes, in whole or in part, at a purchase price equal to 101% of the principal amount, plus any accrued and unpaid interest to the date of purchase.
The Indenture contains customary events of default, including:

•	default in any payment of interest on any Note when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on any Note when due;

•	failure by DPS to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods; and

•	specified events involving bankruptcy, insolvency or reorganization of DPS or certain of its subsidiaries.
If an event of default under the Indenture occurs and is continuing, the trustee may, and at the direction of the holders of at least 25% in principal amount of the outstanding Notes shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.
DPS and our majority-owned subsidiaries are subject to certain negative covenants under the Indenture governing the Notes. The Indenture limits the ability of DPS and each of our majority-owned subsidiaries to, among other things:

•	incur indebtedness secured by principal properties;

•	enter into certain sale and leaseback transactions with respect to principal properties; and

•	enter into certain mergers, consolidations and transfers of substantially all of our assets.

The terms and provisions of the Notes and Indenture set forth in this Current Report on Form 8-K are qualified in their entirety by reference to the Base Indenture (filed as Exhibit 4.1 to DPS' Current Report on Form 8-K filed on December 23, 2009) and the Ninth Supplemental Indenture, including the form of the Notes (in global form) attached as Exhibits A and B thereto, which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this "Current Report"), and is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors also entered into a registration rights agreement with Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, in their capacity as representatives of the initial purchasers, dated June 15, 2017 (the “Registration Rights Agreement”).
Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission with respect to an offer to exchange the Notes for the applicable Existing Notes. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Company and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Company and the Guarantors are required to pay additional interest on the Notes under certain circumstances, including if they fail to comply with their obligations to consummate the offer to exchange within 365 days of June 15, 2017.
The description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Ninth Supplemental Indenture, dated as of June 15, 2017, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.
4.2
Registration Rights Agreement, dated June 15, 2017, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the initial purchasers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date:	June 15, 2017
		By:	/s/ James L. Baldwin
			Name:	James L. Baldwin
			Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Ninth Supplemental Indenture, dated as of June 15, 2017, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.
4.2
Registration Rights Agreement, dated June 15, 2017, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the initial purchasers.